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Exhibit 3.34

ARTICLES OF AMENDMENT

OF

ASHLAND MATERIALS, INC.

To the Secretary of State
Commonwealth of Kentucky

Pursuant to the provisions of the Kentucky Business Corporation Act, the corporation hereinafter named (the "Corporation") does hereby adopt the following Articles of Amendment.

1.    The name of the Corporation is Ashland Materials, Inc.

2.    Article I of the Articles of Restatement of the Articles of Incorporation of the Corporation is hereby amended so as henceforth to read as follows:

Article I
Name

The name of the Corporation is Kingston Resources, Inc.

3.    The date of adoption of the aforesaid amendment was September 23, 1997.

4.    The aforesaid amendment was adopted by the Joint Unanimous Written Consent of the Corporation's Sole Shareholder and Board of Directors, effective as of September 23, 1997.

5.    On September 23, 1997, the Corporation had outstanding 1,000 shares of Common Stock, without par value, each of which shares was entitled to cast one vote on the proposed amendment and each of which shares was indisputably represented by the written consent of the Corporation's sole shareholder approving the aforesaid amendment to the Articles of Restatement of the Articles of Incorporation of Ashland Materials, Inc. Such amendment was approved by a vote of 1,000 shares cast in favor and of, and 0 shares cast against, such amendment.

        IN WITNESS WHEREOF, I have signed this certificate in my capacity as officer of the Corporation on September 22, 1997.

ASHLAND MATERIALS, INC.
/s/ [ILLEGIBLE]
Name:	[ILLEGIBLE]
Title:	Secretary/Treasurer

IN THE NAME AND BY THE AUTHORITY OF THE

[COMMONWEALTH OF KENTUCKY LOGO]

OFFICE OF THE SECRETARY OF STATE

DOMESTIC CORPORATION
CERTIFICATE OF EXISTENCE

        I, JOHN Y. BROWN III, Secretary of State of the Commonwealth of Kentucky, do hereby certify that according to the records in the Office of the Secretary of State, KINGSTON RESOURCES, INC. is a corporation duly organized and existing under the laws of the Commonwealth of Kentucky, whose date of incorporation is JANUARY 10, 1986; and whose period of duration is PERPETUAL.

        I further certify that all fees and penalties owed to the Secretary of State have been paid to date; that Articles of Dissolution have not been filed; and that the most recent annual report required by KRS Chapter 271B.16-220 or 273.3671 has been delivered to the Secretary of State on behalf of said corporation.

        IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Official Seal, at Frankfort, Kentucky, this 24TH day of SEPTEMBER, 1997.

/s/ JOHN Y. BROWN III JOHN Y. BROWN III Secretary of State Commonwealth of Kentucky

SSC-230 (1/96)        PMM

RECEIVED AND FILED
DATE FEB 13 1990
TIME 2:45 PM
AMOUNT $80.00

BREMER EHRLER
SECRETARY OF STATE
COMMONWEALTH OF KENTUCKY
BY KKB

OFFICER'S CERTIFICATE FOR ARTICLES OF AMENDMENT
AND RESTATEMENT OF THE ARTICLES OF INCORPORATION
OF ASHLAND MATERIALS, INC.

        I hereby certify that:

        I.     I am the duly elected and acting President of Ashland Materials, Inc. (the "Corporation").

        II.    The Corporation's Articles of Restatement of Articles of Incorporation (the "Restated Articles") are attached as Annex A to this Officer's Certificate and contain amendments to the Corporation's Articles of Incorporation requiring shareholder approval.

        III.  As contemplated by KRS 271B.10-070(4)(b), the information required by KRS 271B.10-060 is as follows:

          (A)  The name of the corporation is Ashland Materials, Inc.

          (B)  The Restated Articles (1) delete current Article I through VIII of the Corporation's Articles of Incorporation, and (2) replace the deleted current Articles with amended and restated Articles I through VII, the text of which amended and restated Articles reads in its entirety as set forth in the Restated Articles.

          (C)  None of the amendments contained in the Restated Articles provides for an exchange, reclassification, or cancellation of issued shares.

          (D)  The Restated Articles were adopted by the written consent of the Corporation's Board of Directors, effective as of January 24, 1990. The Restated Articles were adopted by the written consent of the Corporation's shareholders, effective as of January 24, 1990.

          (E)  On January 24, 1990, the Corporation had outstanding 1,000 shares of common stock, without par value, each of which shares was entitled to cast one vote on the proposed Restated Articles, and each of which shares was indisputably represented by the written consent of the Corporation's shareholders approving the Restated Articles. The Restated Articles were approved by a vote of 1,000 shares cast in favor of, and 0 shares cast against, the Restated Articles.

        IN WITNESS WHEREOF, I have signed this certificate in my capacity as the President of the Corporation on February 13, 1990.

/s/ JERRY A. WOODALL Jerry A. Woodall, President

ANNEX A

ARTICLES OF RESTATEMENT
OF
ARTICLES OF INCORPORATION
OF
ASHLAND MATERIALS, INC.

        Pursuant to the provisions of KRS 271B.10-070(4), Ashland Materials, Inc. (the "Corporation") hereby restates its Articles of Incorporation.

        FIRST: The name of the Corporation is Ashland Materials, Inc.

        SECOND: The text of the Corporation's Articles of Incorporation, as restated by these Articles of Restatement, is as follows:

ARTICLE I

Name

        The name of the Corporation is Ashland Materials, Inc.

ARTICLE II

Shares

        The number of shares which the Corporation is authorized to issue is 1,000 shares of common stock, without par value. The common shares shall have unlimited voting rights, and shall be entitled to receive the net assets of the Corporation upon dissolution.

ARTICLE III

Registered Office; Registered Agent

        The street address of the registered office of the Corporation is 11901 Westport Road, P.O. Box 22528, Louisville, Kentucky 40222, and the name of the registered agent at such address is Jerry L. Lentz.

ARTICLE IV

Principal Office

        The mailing address of the principal office of the Corporation is P.O. Box 22528, Louisville, Kentucky 40222-0528.

ARTICLE V

Incorporator

        W. Terry McBrayer, whose mailing address is 163 West Short Street, Suite 300, Lexington, Kentucky 40507, was the sole incorporator of the Corporation.

ARTICLE VI

Indemnification of Directors and Officers

        To the fullest extent permitted by, and in accordance with the provisions of, the Kentucky Business Corporation Act, as the same exists or may hereafter be amended (the "Act"), the Corporation shall indemnify each director and officer of the Corporation against expenses (including attorneys' fees), judgments, taxes, penalties, fines (including an excise tax assessed with respect to an employee benefit plan) and amounts paid in settlement (collectively, "Liability"), incurred by him in connection with defending any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) to which he is, or is threatened to be made, a party because he is or at any time was a director or officer of the Corporation, or is or at any time was serving at the request of the Corporation as a director, officer, partner, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust or other enterprise, including service with respect to any employee benefit plan. A director or officer shall be considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on or otherwise involve services by him to the plan or to the beneficiaries of the plan or permit him to participate in the plan. To the fullest extent authorized or permitted by, and in accordance with the provisions of, the Act, the Corporation shall pay or reimburse expenses (including attorneys' fees) incurred by a director or officer who is a party to a proceeding in advance of final disposition of such proceedings.

        The indemnification against Liability and advancement of expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement may be entitled under any Bylaw, agreement, action of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office of the Corporation, shall continue as to a person who has ceased to be a director or officer of the Corporation, and shall inure to the benefit of the heirs, executors and administrators of such a person.

        The Corporation may purchase and maintain insurance on behalf of an individual who is or at any time was a director, officer, employee or agent of the Corporation, or who, while a director, officer, employee or agent of the Corporation, is or at any time was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against Liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee or agent, whether or not the Corporation would have power to indemnify him against the same Liability under the provisions of this Article VI or the Act.

        Any repeal or modification of this Article VI by the Board of Directors or shareholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation under this Article VI with respect to any act or omission occurring prior to the time of such repeal or modification.

ARTICLE VII

Limitation on Director Liability

        A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of his duties as a director, except for liability (i) for any transaction in which the director's personal financial interest is in conflict with the financial interests of the Corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or are known to the director to be a violation of law; (iii) for any vote for or assent to an unlawful distribution to shareholders as prohibited under KRS 271B.8-330; and (iv) for any transaction from which the director derived an improper personal benefit. This Article VII shall continue to be applicable with respect to any breach of duty as a director by a director of the Corporation, notwithstanding that such director thereafter ceases to be a director of the Corporation, and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of this Article VII by the Board of Directors or shareholders of the Corporation shall not adversely affect any limitation on the liability of a director of the Corporation with respect to matters occurring prior to the time of such repeal or modification.

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Exhibit 3.34